Exhibit 99.1

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share/unit data and where indicated in millions)

On August 19, 2019, certain wholly owned subsidiaries (collectively, the “Green Bay Sellers”) of Lightstone Value Plus Real Estate Investment Trust III, Inc.’s (the “Company”) operating partnership and MCR Hospitality Fund REIT LLC (the “Green Bay Buyer”), an unaffiliated third party, entered into a purchase and sale agreement (the “SpringHill Suites – Green Bay Agreement”) pursuant to which the Green Bay Sellers would dispose of a SpringHill Suites by Marriott hotel (the “SpringHill Suites – Green Bay Hotel”) located in Green Bay, Wisconsin to the Green Bay Buyers for an aggregate contractual sales price of $19.6 million.

On October 24, 2019, pursuant to the terms of the SpringHill Suites – Green Bay Agreement, the Green Bay Sellers completed the disposition of the SpringHill Suites – Green Bay Hotel to the Green Bay Buyer for an aggregate contractual sales price of $19.6 million. Approximately $12.0 million of the proceeds were used towards the repayment the Company’s revolving credit facility that was collateralized, in part, by the SpringHill Suites – Green Bay Hotel.

Pro Forma Financial Statements

The following unaudited pro forma condensed consolidated financial statements have been prepared based on the historical financial statements of the Company after giving effect to the sale of the SpringHill Suites – Green Bay Hotel, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations give effect to the disposal of the SpringHill Suites – Green Bay Hotel by the Company as if it had occurred on January 1, 2018 and the unaudited pro forma condensed consolidated balance sheet gives effect to the disposal of the Hotel Portfolio by the Company as if it had occurred on June 30, 2019. The unaudited pro forma condensed consolidated financial statements were derived by adjusting the historical financial statements of the Company for the removal of assets, liabilities, revenues and expenses associated with the Hotel Portfolio and the pro forma adjustments described in the notes.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 1, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 14, 2019.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations that would have actually been reported had the disposition occurred on January 1, 2018 for consolidated statements of operations purposes and as of June 30, 2019 for consolidated balance sheet purposes, nor are they necessarily indicative of the Company’s future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed consolidated financial statements are based upon estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma information.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2019

	Historical	Pro Forma Adjustments		Pro Forma
Assets

Net investment property	$132,047,086	$(18,198,108	) (b)	$113,848,978
Investments in unconsolidated affiliated real estate entities	28,144,798	-		28,144,798
Cash and cash equivalents	4,450,336	19,600,000	(a)	11,627,336
		(12,000,000	) (c)
		(423,000	) (d)
Marketable securities, available for sale	2,939,786	-		2,939,786
Restricted cash	2,066,020	-		2,066,020
Accounts receivable and other assets	3,214,686	-		3,214,686
Total Assets	$172,862,712	$(11,021,108)		$161,841,604

Liabilities and Stockholders' Equity

Accounts payable and other accrued expenses	$4,082,229	$-		$4,082,229
Mortgages payable, net	79,306,725	(12,000,000	) (c)	67,306,725
Due to related parties	773,436	-		773,436
Distributions payable	659,851	-		659,851
Total liabilities	84,822,241	(12,000,000)		72,822,241

Commitments and Contingencies

Stockholders' Equity:

Total Company stockholders' equity	75,948,354	978,892	(e)	76,927,246

Noncontrolling interests	12,092,117	-		12,092,117

Total Stockholders' Equity	88,040,471	978,892		89,019,363

Total Liabilities and Stockholders' Equity	$172,862,712	$(11,021,108)		$161,841,604

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Six Months Ended June 30, 2019
	Historical	SpringHill Suites – Green Bay Hotel (f)	Pro Forma Adjustments		Pro Forma

Revenues	$15,961,171	$(1,482,003)	-		$14,479,168

Expenses:
Property operating expenses	10,236,205	(1,066,467)	-		9,169,738
Real estate taxes	813,016	(73,386)	-		739,630
General and administrative costs	1,459,399	(1,976)	(71,497)	(g)	1,385,926
Depreciation and amortization	2,895,547	(416,244)	-		2,479,303
Total operating expenses	15,404,167	(1,558,073)	(71,497)		13,774,597
Operating income	557,004	76,070	71,497		704,571

Interest expense	(2,421,670)	-	356,800	(h)	(2,064,870)
Income from investments in unconsolidated affiliated real estate entities	(1,948,380)	-	-		(1,948,380)
Other income, net	57,616	(236)	-		57,380
Net income	(3,755,430)	75,834	428,297		(3,251,299)
Less: net income attributable to noncontrolling interests	50				50
Net income attributable to common shares	$(3,755,380)				$(3,261,249)

Net (loss)/income per Company's common shares, basic and diluted	(0.28)				(0.24)

Weighted average number of common shares outstanding, basic and diluted	$13,388,924				$13,388,924

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2018
	Historical	SpringHill Suites – Green Bay Hotel (f)	Pro Forma Adjustments		Pro Forma

Revenues	$33,966,599	$(4,507,151)	-		$29,459,448

Expenses:
Property operating expenses	20,852,350	(2,501,848)	-		18,350,502
Real estate taxes	1,627,650	(147,173)	-		1,480,477
General and administrative costs	2,962,769	(23,702)	(142,994)	(g)	2,796,073
Depreciation and amortization	5,610,224	(791,573)	-		4,818,651
Total operating expenses	31,052,993	(3,464,296)	(142,994)		27,445,703
Operating income	2,913,606	(1,042,855)	142,994		2,013,745

Interest expense	(5,224,217)	-	757,440	(h)	(4,466,777)
Loss from investments in unconsolidated affiliated real estate entities	(2,695,001)	-	-		(2,695,001)
Loss on sale of marketable securities	(56,458)	-	-		(56,458)
Other income, net	788,760	1,150	-		789,910
Net loss	(4,273,310)	(1,041,705)	900,434		(4,414,581)
Less: net loss attributable to noncontrolling interests	51				51
Net loss attributable to common shares	$(4,273,259)				$(4,414,530)

Net loss per Company's common shares, basic and diluted	(0.28)				(0.28)

Weighted average number of common shares outstanding, basic and diluted	$15,537,316				$15,537,316

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements of the Company have been prepared based on the historical balance sheet of the Company as of June 30, 2019 and the historical statement of operations for the Company for the six months ended June 30, 2019 and for the year ended December 31, 2018 after giving effect to the adjustments described below.

The Company employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company have been made.

The ongoing activity presented in these unaudited pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that reflect the disposition of the SpringHill Suites – Green Bay Hotel. This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor is it necessarily indicative of the operating results and financial position that may occur in the future.

Note 2. Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if (i) the disposition was completed on June 30, 2019 for the balance sheet and (ii) the disposition was completed as of January 1, 2018 for statement of operations purposes and reflect the following pro forma adjustments:

a)	To reflect the sale consideration of $19.6 million cash received in connection with the disposition of the SpringHill Suites – Green Bay Hotel.
b)	To reflect the elimination of the net book value of the SpringHill Suites – Green Bay Hotel.
c)	To reflect the use of $12.0 million of proceeds used towards repayment of the Company’s revolving credit facility that was collateralized, in part, by the SpringHill Suites – Green Bay Hotel.
d)	To reflect the $0.4 million in estimated direct expenses paid in connection with the disposition of the SpringHill Suites – Green Bay Hotel including legal, accounting and other professional fees.
e)	To record the net gain of $1.0 million on the disposition of the SpringHill Suites – Green Bay Hotel.
f)	To reflect the elimination of the operations of the SpringHill Suites – Green Bay Hotel.
g)	To add back the asset management fees paid to the advisor by the Company with respect to the SpringHill Suites – Green Bay Hotel.
h)

To add back interest expense that would not be incurred as a result of the repayment of the Company’s revolving credit facility with $12.0 million of proceeds from the disposition of the SpringHill Suites – Green Bay Hotel.

Note 3. Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of the Company for the six months ended June 30, 2019 and for the year ended December 31, 2018.